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                                                                    EXHIBIT 24.2


                                POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that the undersigned Trust Manager of United Investors Realty Trust hereby constitutes and appoints Lewis H. Sandler and Daniel M. Jones, III and each of them, with full power to act without the other and with full power of substitution and resubstitution, my true and lawful attorneys-in-fact with full power to execute in my name and on my behalf in the capacity indicated below any and all amendments (including post-effective amendments and amendments thereto) to the Registration Statement on Form S-11 and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission and hereby notify and confirm all that such attorneys-in-fact, or either of them or their substitutes shall lawfully do or cause to be done by virtue hereof.



                                        /s/ Ira T. Wender
                                        ----------------------------------------
                                        Ira T. Wender, Trust Manager
                                        December 21, 1997